MICROFIELD GROUP, INC.
                             SUBSCRIPTION AGREEMENT

         Energy Fund IV, LLC (the "Subscriber") acknowledges receipt of an informational binder titled "Microfield Group, Inc. Investment Memorandum" (the "Information Memorandum") concerning the offering by MICROFIELD GROUP, INC., an Oregon corporation (the "Company"), of shares of Common Stock (each, a "Share" and collectively, "Shares") in the Company. Subscriber hereby offers to purchase 714,286 Shares at a purchase price of $0.70 per Share upon the terms and conditions set forth in this Subscription Agreement.

         1. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber represents, warrants and acknowledges to the Company as follows:

                  1.1 Subscriber has had an opportunity to fully review (a) the Information Memorandum dated June, 2005, and all exhibits and documents referenced therein; (b) any and all public filings of the Company; and (c) the Eighth Restated Articles of Incorporation which outline the rights associated with the Common Shares.

                  1.2 Subscriber has had an opportunity to ask questions of and receive answers from authorized representatives of Microfield concerning the Company and the offering and to examine all documents and information which Subscriber has requested.

                  1.3 Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Information Memorandum or furnished by duly authorized representatives of the Company and that Subscriber has not relied on any other representations or information. In making its decision to purchase Shares, Subscriber has relied solely on the information contained in the Information Memorandum and as supplied by duly authorized representatives of the Company. Subscriber understands that this investment involves substantial financial and other risks.

                  1.4 The Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, and must be held indefinitely unless subsequently registered under the Act and applicable state securities laws, or unless exemptions from such registration are available. The Company is the only entity which may register the Shares, and though it is currently contemplating doing so, this is no guaranty of registration. The Company has not made any representations, warranties or covenants regarding the registration of the Shares, or compliance with one or more exemptions under the Act or state securities laws other than as may have been agreed to in writing between the Company and Subscriber. Subscriber is aware that Subscriber cannot assign or transfer any interest in the Shares except in compliance with applicable securities laws and the terms of the Operating Agreement.

                  1.5 Subscriber understands that an investment in the Company is extremely risky and Subscriber has read and understands the risk factors outlined in the Information Memorandum.

                  1.6 Subscriber has sufficient knowledge and experience in financial, and business matters to make an informed investment decision based upon the information set forth


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PDX/112816/141153/DLH/1398875.1
in the Information Memorandum and any additional information Subscriber may have requested and received from the Company.

                  1.7 Subscriber can bear the economic risk of loss of Subscriber's entire investment. Subscriber intends to purchase the Shares for Subscriber's own account and not, in whole or in part, for the account of any other person. Subscriber is purchasing the Shares for long-term investment and not with a view to resale or distribution.

                  1.8 The Company is relying upon the representations made by Subscriber in this Subscription Agreement.

                  1.9 No assurances have been made that any particular tax treatment will be afforded with respect to the purchase of the Shares, or that existing tax laws and regulations will not be modified in the future, any of which circumstances could result in denial to Subscriber of all or a portion of the tax benefits which may be currently available under existing tax laws and regulations.

                  1.10 Subscriber has had an opportunity to engage a representative to assist Subscriber in evaluating the offering. If engaged, the representative has had an opportunity to fully review the Information Memorandum, request additional information, and ask questions and receive answers concerning the offering.

         2. STATUS AS ACCREDITED SUBSCRIBER. Subscriber is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 by reason of one of the following (please check all applicable items):

                  ___      Subscriber is an individual who has a personal net
worth in excess of $1 million (this may include assets of Subscriber's spouse).

                  ___      Subscriber is an individual who had an income in
excess of $200,000.00 per year for the prior two years (or $300,000.00 if income of Subscriber's spouse is included) and reasonably expects income of a similar amount for the current year.

                  ___      Subscriber is a corporation or a partnership, not
formed for the specific purpose of investing in the Company, with total assets in excess of $5,000,000.00.

                  _X_      Subscriber is a corporation, a partnership, or other
entity (other than a trust) in which all of the equity owners are accredited investors (within one or more of the preceding categories).

                  ___      Subscriber is a trust, not formed for the specific
purpose of investing in the Company, with total assets in excess of $5,000,000.00 and whose investment in the Company is directed by a sophisticated person (within the meaning of Section 230.506(b)(2)(ii) of Regulation D as promulgated by the United States Securities and Exchange Commission pursuant to powers granted by the Securities Act).







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         3. PAYMENT. Subscriber will pay the purchase price for 714,286 Shares ($500,000) by cashier's check or by wire transfer (to an account designated by Company) within 24 hours after execution of this Subscription Agreement.

         4. INDEMNIFICATION. Subscriber understands the meaning and legal consequences of the representations, warranties and acknowledgements set forth in this Agreement and that the Company has relied and will rely upon such representations, warranties and acknowledgements. Subscriber will indemnify and hold harmless the Company and each of its managers and members, and their respective officers, directors, controlling persons, agents and employees, from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof to which any such person may become subject, due to or arising out of a breach of any such representation, warranty or acknowledgements of Subscriber, together with all reasonable costs and expenses (including attorneys' fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against. Notwithstanding the foregoing, no representation or agreement made by Subscriber will in any manner be deemed to constitute a waiver if such representation, warranty, acknowledgment or agreement would be void or unenforceable under federal or state securities laws.

         5. SURVIVAL OF REPRESENTATIONS. The representations, warranties and acknowledgements of Subscriber in this Agreement, including the indemnifications set forth in Section 4, will survive the closing of the purchase of the Shares.

         6.       MISCELLANEOUS.

                  6.1 This Subscription Agreement will become binding upon Subscriber and the Company when accepted by an authorized representative of the Company.

                  6.2 Subscriber agrees not to transfer or assign this Agreement, and acknowledges that the transfer or assignment of the Shares is severally restricted under securities laws and the Company's Operating Agreement.

                  6.3 Subscriber cannot cancel, terminate or revoke this Agreement. This Agreement will survive the death or legal disability of the Subscriber and will be binding upon the Subscriber's heirs, executors, administrators, successors and assigns.

                  6.4 This Agreement constitutes the entire agreement between the parties hereto with respect to the Share and the offering and may be amended only by a writing executed by Subscriber and Company.

                  6.5 This Agreement will be interpreted in accordance with the laws of the State of Oregon. Venue for any litigation between Subscriber and the Company will be in the courts in Multnomah County, Oregon.



                  (Remainder of Page Intentionally Left Blank)




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PDX/112816/141153/DLH/1398875.1

                             MICROFIELD GROUP, INC.
                                 SIGNATURE PAGE
                                (FOR INDIVIDUALS)

         The Subscriber desiring to become a shareholder of Microfield Group, Inc. (the "COMPANY"), by executing this Signature Page, hereby executes, adopts and agrees to all the terms, conditions and representations set forth in the Subscriber's Subscription Agreement.

NUMBER OF SHARES SUBSCRIBED:  _______________________

TOTAL PURCHASE PRICE:  $_____________ (at $0.70 per Share)

DATE:  ____________________, 2005

IF PURCHASER IS AN INDIVIDUAL, SIGN BELOW:

_________________________    _______________________    ________________________
Signature                    Print Name                 Social Security Number

IF TWO INDIVIDUALS ARE PURCHASING JOINTLY, SIGN BELOW:

_________________________    _______________________    ________________________
Signature                    Print Name                 Social Security Number

_________________________    _______________________    ________________________
Signature                    Print Name                 Social Security Number



ACCEPTED ON THIS ____ DAY OF __________________, 2005:

MICROFIELD GROUP, INC., an Oregon corporation

By: /s/ A. MARK WALTER
   ------------------------------------------------
   A. Mark Walter, President





















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PDX/112816/141153/DLH/1398875.1

                             MICROFIELD GROUP, INC.
                                 SIGNATURE PAGE
                                 (FOR ENTITIES)

         The Subscriber, desiring to become a shareholder of Microfield Group, Inc. (the "Company"), by executing this Signature Page, hereby executes, adopts and agrees to all the terms, conditions and representations set forth in the Subscriber's Subscription Agreement.

NUMBER OF SHARES SUBSCRIBED:  714,286

TOTAL PURCHASE PRICE:  $500,000 (at $0.70 per Share)

DATE:  October 6, 2005

IF PURCHASER IS AN ENTITY, AN AUTHORIZED INDIVIDUAL SIGNS BELOW:

Energy Fund IV, LLC   Limited liability company          16-1733987
--------------------  -------------------------------    -----------------------
Print Name of Entity  Type of Entity                     Tax Identification No.

                      Aequitas Capital Management, Inc., Manager
--------------------  ---------------------------------- -----------------------
Signature             Print Name                         Title or Capacity

/s/ ROBERT JESENIK    Robert Jesenik                     CEO
--------------------  -------------------------------    -----------------------
Signature             Print Name                         Title or Capacity


--------------------  -------------------------------    -----------------------
Signature             Print Name                         Title or Capacity



ACCEPTED ON THIS 13 DAY OF OCTOBER, 2005:

MICROFIELD GROUP, INC., an Oregon corporation



By: /s/ A. MARK WALTER
   ------------------------------------------------
   A. Mark Walter, President














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                        SHAREHOLDER INFORMATION PAGE FOR
                             MICROFIELD GROUP, INC.

Name of Shareholder:          Energy Fund IV, LLC

If jointly with another person
indicate Joint Name:
                              ---------------------------

Number of Shares:             714,286

Purchase Price                $500,000

Address:                      805 SW Broadway, Suite 560
                              ---------------------------  ---------------------
                              Portland, OR 97205
                              ---------------------------  ---------------------
                              (Mailing)                    (Residence)

Telephone No.:                (503) 419-3500
                              ---------------------------

Facsimile No.:                (503) 419-3530
                              ---------------------------

Email Address:                bjesenik@jmwcapital.com
                              ---------------------------

Tax ID No.:                   16-1733987
                              ---------------------------

Name of Trustee:*
                              ---------------------------

Name of Plan Sponsor:*
                              ---------------------------



-------------------
* If applicable.

















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